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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2002
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                          Bongiovi Entertainment, Inc.
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             (Exact name of registrant as specified in its charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

          0-23365                                       33-0840184
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   (Commission File Number)                  (IRS Employer Identification No.)

649 SW Whitmore Drive, Port Saint Lucie, Florida                         34984
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:  (772) 879-0578
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Interruption Television, Inc. 610 Newport Center Drive, Suite 830,
Newport Beach, CA  92660
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(Former name and former address)


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ITEM 8.       CHANGE IN FISCAL YEAR.
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         In connection with the closing of the transaction whereby Bongiovi
Entertainment, Inc., a Nevada corporation (the "Registrant")acquired all of the issued and outstanding shares of Bongiovi Entertainment, Inc., a Florida corporation ("Bongiovi") in exchange for the issuance by the Registrant of a total of 16,000,000 newly issued restricted shares of common voting stock of the to Bongiovi shareholders pursuant to the Agreement and Plan of Reorganization, as amended, dated as of September 10, 2002, by and between the Registrant and Bongiovi (the "Closing"), the Registrant determined to change its fiscal year end from June 30 to December 31, as of the date of the Closing. The Registrant's wholly-owned and operating subsidiary, Bongiovi, used December 31 as its fiscal year end and the Registrant determined that it should facilitate the preparation of the accounting and audit reports if the fiscal year of the Registrant is the same as that of its operating subsidiary.

         The Registrant filed its quarterly report on Form 10-QSB for the period ending September 30, 2002, and its next filing will be an annual report on Form 10-KSB for the fiscal year ending December 31, 2002.

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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 20, 2003             BONGIOVI ENTERTAINMENT, INC.

                                      By:   /s/ Ronald Simmons
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                                           Ronald Simmons
                                           Chairman and Chief Executive Officer